Exhibit 4.2

Execution Version

THIRD SUPPLEMENTAL INDENTURE

Dated as of May 25, 2023

Supplementing that Certain

INDENTURE

Dated as of September 27, 2019

Among

BGC PARTNERS, INC., as Issuer

And

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Successor to

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

8.000% SENIOR NOTES DUE 2028

TABLE OF CONTENTS

i

THIRD SUPPLEMENTAL INDENTURE

This Third Supplemental Indenture, dated as of May 25, 2023 (this “Third Supplemental Indenture”), by and between BGC PARTNERS, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), having its principal executive office located at 499 Park Avenue, New York, New York 10022; and COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as successor to WELLS FARGO BANK, NATIONAL ASSOCIATION, a duly organized and existing national banking association under the laws of the United States, as trustee (the “Trustee”), supplements that certain Indenture, dated as of September 27, 2019, by and between the Company and the Trustee (the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness to be issued in one or more series as provided for in the Indenture;

WHEREAS, the Indenture provides that the Securities of a series shall be in the form and shall have such terms and provisions as may be established by or pursuant to a Board Resolution and set forth in an Officer’s Certificate or as may be established in one or more supplemental indentures thereto;

WHEREAS, the Company has determined to issue a series of senior Securities under the Indenture designated as the Company’s “8.000% Senior Notes due 2028” (hereinafter called the “Notes”) pursuant to the terms of this Third Supplemental Indenture and substantially in the form as herein set forth, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and this Third Supplemental Indenture;

WHEREAS, the Company has also determined to amend Section 901(6) of the Indenture to conform the terms of the Indenture to the description thereof contained in the prospectus or other offering document or memorandum with respect to Securities issued under the Indenture as provided for in Section 901(12) Indenture; and

WHEREAS, the Company, by action duly taken, has authorized the execution of this Supplemental Indenture and the issuance of the Notes;

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises stated herein and the purchase of the Notes by the Holders thereof, the parties hereto hereby enter into this Third Supplemental Indenture, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.1. Certain Terms Defined in the Indenture.

For purposes of this Third Supplemental Indenture and the Notes, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture, as amended and supplemented hereby (and in the case of the term “Indebtedness,” with respect to the Notes, the definition set forth below shall supersede and replace the definition set forth in the Indenture).

SECTION 1.2. Definitions.

For the benefit of the Holders of the Notes, Section 101 of the Indenture shall be amended by adding or substituting, as applicable, the following new definitions:

“Below Investment Grade Rating Event” means the Notes cease to be rated at or above an Investment Grade Rating by both Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as either of the Rating Agencies has publicly announced that it is considering a possible ratings change). If a Rating Agency is not providing a rating for the Notes at the commencement of any Trigger Period, the Notes will be deemed to have ceased to be rated an Investment Grade Rating by such Rating Agency during that Trigger Period.

“Change of Control” means the occurrence of any of the following:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its subsidiaries and their respective employee benefit plans and any Permitted Holder, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s capital stock representing, in the aggregate, more than 50% of the voting power of all classes of such capital stock; or

(2) a liquidation or dissolution of the Company or the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(3) any conveyance, transfer, sale, lease or other disposition of all or substantially all of the properties and assets of the Company to another Person, other than:

(A) any transaction:

(i) that does not result in any reclassification, conversion, exchange or cancellation of the outstanding equity interests of the Company; or

(ii) pursuant to which holders of the outstanding equity interests of the Company, immediately prior to the transaction, have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all equity interests entitled to vote generally in elections of directors or managers of the continuing or surviving or successor entity immediately after giving effect to such issuance; or

(B) any transfer of assets or similar transaction solely for the purpose of changing the Company’s jurisdiction of organization and resulting in a reclassification, conversion or exchange of the outstanding equity interests of the Company, if at all, solely into outstanding equity interests of the surviving entity or a direct or indirect parent of the surviving entity; or

(C) any conveyance, transfer, sale, lease or other disposition with or into any of the subsidiaries of the Company, so long as such conveyance, transfer, sale, lease or other disposition is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with, or conveying, transferring, selling, leasing or disposing all or substantially all its properties and assets to, any other Person.

Notwithstanding the foregoing, no Change of Control will be deemed to have occurred in the event any successor issuer of the Notes shall be a corporation so long as one or more Permitted Holders shall maintain the beneficial ownership of shares of the capital stock of such successor possessing the voting power under normal circumstances to elect, or one or more Permitted Holders shall have the contractual right to elect, a majority of the directors of such successor corporation. Notwithstanding the foregoing, a transaction will not be deemed to result in a Change of Control if (a) Cantor Fitzgerald, L.P. becomes a wholly owned subsidiary of a holding company and (b) the holders of the voting capital stock of such holding company immediately following that transaction are substantially the same as the holders of Cantor Fitzgerald, L.P.’s voting partnership interests immediately prior to that transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Corporate Trust Office” means the corporate trust office of the Trustee, at which at any particular time its corporate trust business with respect to this Indenture shall be administered, which office at the date of execution of this Indenture is located at Computershare Trust Company, N.A., 1505 Energy Park Drive, St. Paul, Minnesota, 55108, Attn: Corporate Trust Services – BGC Partners, Inc. Administrator, and for Agent services such office shall also mean the office or agency of the Trustee located as of the date hereof at Computershare Trust Company, N.A., 1505 Energy Park Drive, St. Paul, Minnesota, 55108, Attention: Corporate Trust Services – Bondholder Communications.

“Designated Subsidiary” means each of (i) BGC Holdings, L.P., (ii) BGC Global Holdings, L.P., (iii) BGC Partners, L.P. and (iv) any other direct or indirect subsidiary now owned or hereafter acquired by the Company for which (a) the Net Assets of such subsidiary constitute, as of the last day of the most recently ended fiscal quarter, 5% or more of the Total Stockholders’ Equity of the Company or (b) the net revenues of such subsidiary constitute, as of the last day of the most recently ended fiscal quarter, 10% or more of the consolidated net revenues of the Company during the most recently ended period of four consecutive fiscal quarters; provided, however, that none of the following shall be a Designated Subsidiary:

(1) any Person in which the Company or any of its Subsidiaries does not own sufficient equity or voting interests to elect a majority of the directors (or persons performing similar functions);

(2) any Person whose financial results would not be consolidated with those of the Company and its consolidated subsidiaries in accordance with GAAP;

(3) any Person which is a subsidiary of a Company subsidiary the common equity of which is registered under Section 12(b) or 12(g) of the Exchange Act; or

(4) any subsidiary of any Person described in clauses (1), (2) or (3) above.

“Downgrade Event” shall have the meaning ascribed to in Section 2.7(b) below.

“Fitch” means Fitch Ratings.

“GAAP” means accounting principles generally accepted in the United States of America.

“Global Notes” means, individually and collectively, each of the Notes in the form of global Securities (including any Rule 144A Security or Regulation S Security) registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A attached hereto.

“Indebtedness” means, without duplication and solely for the purposes of Section 2.5 herein, with respect to any Person, whether or not contingent:

(1) the principal of and any premium and interest on (a) indebtedness of such Person for money borrowed or (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(2) all capitalized lease obligations of such Person;

(3) all obligations of such Person incurred or assumed as the deferred purchased price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4) all obligations of such Person for the reimbursement of any obligor on any banker’s acceptance, bank guarantees, surety bonds or similar credit transaction; and

(5) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as “Indebtedness” in clauses (1) through (4) above;

if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP; provided, however, the term “Indebtedness” includes all of the following items, whether or not any such items would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP:

(i) all Indebtedness of others secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of such Person (whether or not such Indebtedness is assumed by such Person);

(ii) to the extent not otherwise included, any guarantee by such Person of Indebtedness of any other Person; and

(iii) preferred stock or other equity interests providing for mandatory redemption or sinking fund or similar payments issued by any subsidiary of such Person.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch and BBB- (or the equivalent) by S&P.

“Net Assets” means, with respect to any Person, the excess (if positive) of (a) such Person’s consolidated assets over (b) such Person’s consolidated liabilities, in each case determined in accordance with GAAP.

“Permitted Holder” means Howard W. Lutnick, any Person controlled by him or any trust established for Mr. Lutnick’s benefit or for the benefit of his spouse, any of his descendants or any of his relatives, in each case, so long as he is alive and, upon his death or incapacity, any person who shall, as a result of Mr. Lutnick’s death or incapacity, become a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of the Company’s capital stock by operation of a trust, by will or the laws of descent and distribution or by operation of law.

“Rating Agencies” means (1) each of Fitch and S&P; and (2) if either of Fitch or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a Board Resolution) as a replacement agency for Fitch or S&P, or both of them, as the case may be.

“Regulation S Security” means any Security sold pursuant to Regulation S under the Securities Act.

“Rule 144A Security” means any Security sold pursuant to Rule 144A under the Securities Act.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

“Total Stockholders’ Equity” means, at any date of determination, without duplication, all items which, in conformity with GAAP, would be included under total stockholders’ equity on a consolidated statement of financial condition of the Company. For purposes of determining Total Stockholders’ Equity, the Company may include the amount of any capital to be returned pursuant to the terms of the Agreement of Limited Partnership of BGC Holdings, L.P., as amended from time to time, to any limited or general partner who has been terminated or withdrawn until such time as the amount of such partner’s capital has been paid to such limited or general partner pursuant to the terms of the Company’s Partnership Agreement plus, without duplication, redeemable partnership interest representing former partner’s equity in the Company. For the avoidance of doubt, Total Stockholders’ Equity is inclusive of noncontrolling interests in subsidiaries on the Company’s consolidated statement of financial condition.

ARTICLE II.

FORM AND TERMS OF THE NOTES

SECTION 2.1. Form and Dating.

The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes shall be executed on behalf of the Company by an officer of the Company as specified in Section 303 of the Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes and any beneficial interest in the Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and notations contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture as supplemented by this Third Supplemental Indenture; and the Company and the Trustee, by their execution and delivery of this Third Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby; provided that, to the extent of any inconsistency between the terms and provisions in the Indenture, as supplemented by this Third Supplemental Indenture, and those contained in the Notes, the Indenture, as supplemented by this Third Supplemental Indenture, shall govern.

(a) Global Notes. The Notes designated herein shall be issued initially in the form of one or more fully-registered permanent global Securities, which shall be held by the Trustee as custodian for The Depository Trust Company, New York, New York (the “Depositary”), and registered in the name of Cede & Co., the Depositary’s nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of outstanding Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

Unless and until the Global Notes are exchanged in whole or in part for the individual Notes represented thereby pursuant to Section 305 of the Indenture, such Global Notes may not be transferred except as a whole by the Depositary to its nominee or by its nominee to the Depositary or another nominee of the Depositary or by the Depositary or any of its nominees to a successor depositary or any nominee of such successor depositary. Upon the occurrence of the events specified in Section 305 of the Indenture in relation thereto, the Company shall execute, and the Trustee shall, upon receipt of a Company Order for authentication, authenticate and deliver, Notes in definitive form in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Note.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to the Global Notes deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver the Global Notes that shall be registered in the name of the Depositary or the nominee of the Depositary and shall be held by the Trustee as custodian for the Depositary.

Participants of the Depositary shall have no rights either under the Indenture or with respect to any Global Notes. The Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes under the Indenture. Notwithstanding the foregoing, nothing herein shall prevent the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in the Global Notes.

(c) Definitive Notes. Definitive Notes issued in physical, certificated form, registered in the name of the beneficial owner thereof, shall be substantially in the form of Exhibit A attached hereto, but without including the text referred to therein as applying only to Global Notes. Except as provided above in subsection (a), owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of certificated Notes.

(d) Transfer and Exchange of the Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the Indenture and the procedures of the Depositary therefor. Beneficial interests in the Global Notes may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Global Notes.

(e) Paying Agent and Registrar. The Company appoints the Trustee as the initial Paying Agent of the Company for the payment of the principal of (and premium, if any) and interest on and any Additional Amounts with respect to the Notes, and the Corporate Trust Office of the Trustee be, and hereby is, designated as the office or agency where the Notes may be presented for payment and where notices to or demands upon the Company in respect of the Notes and this Third Supplemental Indenture and the Indenture pursuant to which the Notes are to be issued may be made. The Company appoints the Trustee as the initial Security Registrar with respect to the Notes.

(f) (i) Rule 144A Securities. Except as permitted by the following paragraph, any Security that is a Rule 144A Security (including any Rule 144A Securities represented in whole or in part by a global Securities) shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF BGC PARTNERS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY AFFILIATE THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A NON-U.S. PERSON (WITHIN THE MEANING OF REGULATION S) ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S;

(D) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Upon any sale or other transfer of a Rule 144A Security (including any Rule 144A Securities represented in whole or in part by a Global Note) after the one-year period referred to in the legend above or satisfying the conditions set forth in clause (B), (i) in the case of any definitive Rule 144A Security, the Security Registrar for such Security shall permit the Holder thereof to exchange such restricted Security for a definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Security and (ii) any such restricted Securities in whole or in part represented by a global Security shall not be subject to any restriction on transfer set forth above.

(ii) Regulation S Securities. Except as permitted by the following paragraph, any Security that is a Regulation S Security (including any Regulation S Securities represented in whole or in part by a global Securities) shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT IS A NON-U.S. PERSON (WITHIN THE MEANING OF REGULATION S) ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S, AND

(2) AGREES FOR THE BENEFIT OF BGC PARTNERS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (1) THE DATE ON WHICH THIS SECURITY WAS FIRST OFFERED AND (2) THE DATE OF ISSUANCE OF THIS SECURITY, EXCEPT:

(A) TO THE COMPANY OR ANY AFFILIATE THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A NON-U.S. PERSON (WITHIN THE MEANING OF REGULATION S) ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S, OR

(D) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Upon any sale or other transfer of a Regulation S Security (including any Regulation S Securities represented in whole or in part by a Global Note) after the period referred to in the legend above or satisfying the conditions set forth in clause (B), (i) in the case of any definitive Regulation S Security, the Security Registrar for such Security shall permit the Holder thereof to exchange such restricted Security for a definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Security and (ii) any such restricted Securities in whole or in part represented by a global Security shall not be subject to any restriction on transfer set forth above.

SECTION 2.2. Certain Terms of the Notes.

The following terms relating to the Notes are hereby established:

(a) Title. The Notes shall constitute a series of senior Securities having the title “8.000% Senior Notes due 2028.”

(b) Principal Amount. The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 905 or 1107 of the Indenture) shall be THREE HUNDRED FIFTY MILLION DOLLARS ($350,000,000). The Company may, from time to time, without notice to, or the consent of, the Holders of the Notes, issue and sell additional Securities (“Additional Securities”) ranking equally and ratably with the Notes in all respects (other than the issue date, and to the extent applicable, issue price, initial date of interest accrual and initial Interest Payment Date of such Additional Securities), provided that such Additional Securities are fungible with the previously issued Notes for U.S. federal income tax purposes. Any such Additional Securities shall be consolidated and form a single series with the Notes for all purposes under the Indenture, including voting.

(c) Maturity Date. The entire outstanding principal of the Notes shall be payable on May 25, 2028 (the “Maturity Date”).

(d) Interest Rate. Subject to any adjustment pursuant to Section 2.7 below, the rate at which the Notes shall bear interest shall be 8.000% per annum, computed on the basis of a 360-day year comprised of twelve 30-day months; the date from which interest shall accrue on the Notes shall be May 25, 2023, or the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates for the Notes shall be the twenty-fifth day of May and November of each year, commencing on November 25, 2023; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid, in immediately available funds, to the Persons in whose names the Notes (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the tenth day of May and November (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not punctually paid or duly provided for shall forthwith cease to be payable to the respective Holders on such Regular Record Date, and such defaulted interest may be paid to the Persons in whose names the Notes (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of principal of, and premium, if any, and interest on, the Notes will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest, premium, if any, and principal on the Notes may at the Company’s option be paid in immediately available funds by wire transfer to an account maintained by the payee located in the United States.

(e) Currency. The currency of denomination of the Notes is United States dollars. Payment of principal of and interest on the Notes will be made in United States dollars.

SECTION 2.3. Optional Redemption.

(a) Applicability of Article Eleven. The provisions of Article Eleven of the Indenture shall apply to the Notes, as supplemented by Sections 2.3(b) and (c) below.

(b) Redemption Price. At any time prior to April 25, 2028 (the “Par Call Date”), the Company will be entitled at its option to redeem the Notes, in whole or in part, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (i) 100% of the aggregate principal amount of the Notes to be redeemed or (ii) (a) the sum of the present values of the remaining scheduled payments of principal of the Notes to be redeemed and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points less (b) interest accrued to the Redemption Date, plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

On and after the Par Call Date, the Company will be entitled at its option to redeem the Notes, in whole or in part, at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

For purposes of the foregoing:

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

(1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or

(2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, or, if published, no longer contains the yields for nominal Treasury constant maturities, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date as follows:

(1) the Company shall select (a) the United States Treasury security maturing on the Par Call Date, subject to clause (3) below, or (b) if there is no United States Treasury security maturing on the Par Call Date, then the United States Treasury security with the maturity date that is closest to the Par Call Date, subject to clauses (2) and (3) below, as applicable; or

(2) if there is no United States Treasury security described in clause (1), but there are two or more United States Treasury securities with maturity dates equally distant from the Par Call Date, one or more with maturity dates preceding the Par Call Date and one or more with maturity dates following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding and closest to the Par Call Date, subject to clause (3) below; or

(3) if there are two or more United States Treasury securities meeting the criteria of the preceding clauses (1) or (2), the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices of such United States Treasury security (expressed as a percentage of principal amount and rounded to three decimal places) at 11:00 a.m., New York City time.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

(c) Interest Payable. On and after any Redemption Date for the Notes, interest will cease to accrue on the Notes or any portion thereof called for redemption, unless the Company defaults in the payment of the Redemption Price.

(d) Conditions Precedent. Any redemption notice given in respect of a redemption made pursuant to this Section 2.3 may be subject to the satisfaction of one or more conditions precedent set forth in the notice.

SECTION 2.4. Offer to Repurchase Upon a Change of Control Triggering Event.

If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the Notes as described above, holders of the Notes will have the right to require the Company to repurchase all or any part (in integral multiples of $2,000 original principal amount and $1,000 in excess thereof) of their Notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the then-outstanding aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to, but not including, the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Company will be required to mail a notice to holders of the Notes (with a copy to the Trustee) describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures described herein and in such notice. The Company must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions herein, the Company will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions herein by virtue of such conflicts.

Notwithstanding the foregoing, the Company will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by the Company and the third party repurchases all Notes properly tendered and not withdrawn under its offer. In addition, the Company will not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

On the Change of Control Payment Date, the Company will be required, to the extent lawful, to (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (ii) deposit with the Trustee, acting as paying agent, an amount equal to the Change of Control Payment in respect of all Notes or portions thereof Notes properly tendered; and (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

SECTION 2.5. Limitation on Liens on Capital Stock of Designated Subsidiaries.

The Company covenants and agrees for the benefit of the Holders of the Notes that, for so long as any of the Notes are Outstanding, the Company will not, and the Company will not permit any Designated Subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any Indebtedness secured by any mortgage, pledge, lien, security interest or other encumbrance (a “lien”) upon any shares of Capital Stock of any Designated Subsidiary directly or indirectly held by the Company (whether such Capital Stock are now owned or hereafter acquired) without effectively providing concurrently that the Notes (and, if the Company so elects, any other Indebtedness of the Company that is not subordinate to the Notes and with respect to which the governing instruments of such Indebtedness require the Company, or pursuant to which the Company is otherwise obligated, to provide such security) will be secured equally and ratably with, or prior to, such Indebtedness for at least the time period such other Indebtedness is so secured. This covenant shall not apply to liens on the Capital Stock of any Person existing at the time it becomes a Designated Subsidiary (and any extensions, renewals or replacements thereof).

SECTION 2.6. Use of Net Proceeds.

(a) The Company covenants and agrees for the benefit of the Holders of the Notes that the net proceeds from the offering of the Notes (after deducting the initial purchasers’ discount and expenses payable by the Company in connection with the offering of the Notes) to lend to its subsidiaries pursuant to one or more promissory notes. So long as any of the Notes are Outstanding, (1) the aggregate principal amount of all such promissory notes shall not be less than the amount of the net proceeds from the offering of the Notes (or, if less, the aggregate principal amount of Notes then Outstanding), (2) such promissory notes shall bear interest at rates that shall not be less than that borne by the Notes and (3) such promissory notes shall have terms not later than the Maturity Date; provided that any transfer of such obligation from one subsidiary to another or any refinancing of any such obligation by another subsidiary shall be permitted from time to time.

(b) The Company covenants and agrees that so long as any of the Notes are Outstanding, any Indebtedness for borrowed money the Company incurs after the date hereof in one transaction, or in a series of related transactions, that is in excess of $50,000,000.00 will be subject to a similar covenant.

SECTION 2.7. Interest Rate Adjustments Based on Ratings Events.

(a) The interest rate payable on the Notes will be subject to adjustments from time to time if each of the Rating Agencies (as defined above) downgrades (or subsequently upgrades) the debt rating assigned to the Notes, in the manner described below.

(b) If the rating from each of the Rating Agencies of the Notes is downgraded to a rating set forth in the immediately following table (a “Downgrade Event”), the interest rate on the Notes will increase such that it will equal the interest rate payable on the Notes on the date of the initial issuance of Notes plus the percentage set forth opposite the applicable rating from the table below:

Debt Rating (each Rating Agency)	Percentage
BBB- or higher	—
BB+	0.50%
BB or lower	1.00%

For the avoidance of doubt, any increase in the interest payable on the Notes shall require a decrease in the rating of the Notes by each of the Rating Agencies to the relevant threshold ratings set forth above.

(c) If, subsequent to a Downgrade Event, either of the Rating Agencies upgrades its respective rating of the Notes to any of the threshold ratings set forth above, the interest rate on the Notes will be decreased such that the interest rate for the Notes equals the interest rate payable on the Notes on the date of the initial issuance of the Notes plus the percentage set forth opposite the applicable rating from the table above. For the avoidance of doubt, any decrease in the interest payable on the Notes shall require an upgrade in the rating of the Notes by only one of the Rating Agencies to relevant threshold ratings set forth above.

(d) For so long as (i) only one of the Rating Agencies provides a rating of the Notes or (ii) the Notes are not rated by either of the Rating Agencies, the interest rate on the Notes will increase such that it will equal the interest rate payable on the Notes on the date of the initial issuance of the Notes plus 1.00% per annum.

(e) Any interest rate increase or decrease described above will take effect from the first day of the interest period during which a rating change requires an adjustment in the interest rate. If either Rating Agency changes its rating of the Notes more than once during any particular interest period, the last change by such Rating Agency will control for purposes of any interest rate increase or decrease with respect to the Notes described above relating to such Rating Agency’s action.

(f) The Company will promptly communicate an increase or decrease in the interest rate applicable to the Notes pursuant to this Section 2.7 to the Trustee in the form of an Officer’s Certificate that will include the new interest rate and the effective date of such interest rate increase or decrease. The Trustee shall not be responsible for monitoring the Company’s rating status, making any request upon any Rating Agency, or determining whether any rating event has occurred.

(g) The term “interest,” as used in the Indenture with respect to the Notes, shall be deemed to include any such additional interest applicable pursuant to this Section 2.7, unless the context otherwise requires.

SECTION 2.8. Reports to Holders.

The Company covenants and agrees for the benefit of the Holders of the Notes that, for so long as any of the Notes are Outstanding, during any period in which the Company is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, the Company will (i) make available to all Holders of Notes (including by posting on the Company’s website), without cost to such Holders, copies of annual reports and quarterly reports containing information that is substantially similar to the information that is required to be contained in such reports that the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if it were subject thereto (other than exhibits or any information that would have been required by Items 402 and 404 of Regulation S-K under the Securities Act) and (ii) promptly, upon request, supply copies of such reports to any prospective Holder of Notes. The Company will make available such information to the Holders of Notes within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the Commission if the Company were subject to Section 13 or 15(d) of the Exchange Act as a non-accelerated filer, as such term is defined in Rule 12b-2 under the Exchange Act.

SECTION 2.9. Events of Default.

Section 501(3) of the Indenture shall not be applicable to the Notes.

Section 501(4) of the Indenture shall be superseded and replaced with respect to the Notes by the following:

(4) Default in the performance, or breach, of any covenant or warranty of the Company in this Indenture or any of the Securities of such series (other than a covenant or warranty for which the consequences of breach or nonperformance are addressed elsewhere in this Section 501 or a covenant or warranty which has expressly been included in this Indenture, whether or not by means of a supplemental indenture, solely for the benefit of Securities of a series other than such series), and continuance of such default or breach (without such default or breach having been waived in accordance of the provisions of this Indenture) for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

The following additional Event of Default shall be applicable to the Notes pursuant to Section 501(7):

A default by the Company in the payment in respect of any Indebtedness for borrowed money, including obligations evidenced by any mortgage, indenture, bond, debenture, note, guarantee or similar instrument, in an aggregate principal amount of at least $100 million beyond any applicable grace period, or default in the performance or compliance with any term respecting such debt, if as a consequence such debt becomes due and payable before its date of maturity, and such default shall not have been rescinded or annulled or such Indebtedness shall not have been discharged and such default continues for period of thirty consecutive days after written notice to the Company by the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes.

ARTICLE III.

MISCELLANEOUS

SECTION 3.1. Relationship with Indenture.

The terms and provisions contained in the Indenture will constitute, and are hereby expressly made, a part of this Third Supplemental Indenture. However, to the extent any provision of the Indenture conflicts with the express provisions of this Third Supplemental Indenture, the provisions of this Third Supplemental Indenture will govern and be controlling.

SECTION 3.2. References to Interest.

Any reference to interest on, or in respect of, the Notes in the Indenture shall be deemed to include any interest payable to Holders of the Notes pursuant to the terms of that certain Registration Rights Agreement, dated May 25, 2023, among the Company and the several initial purchasers party thereto.

SECTION 3.3. Trust Indenture Act Controls.

If any provision of this Third Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Third Supplemental Indenture by the Trust Indenture Act, the required provision shall control. If any provision of this Third Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Third Supplemental Indenture as so modified or to be excluded, as the case may be.

SECTION 3.4. Governing Law.

This Third Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles of such State other than New York General Obligations Law Section 5-1401.

SECTION 3.5. Multiple Counterparts.

The parties may sign multiple counterparts of this Third Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same Third Supplemental Indenture. The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Third Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. This Third Supplemental Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

SECTION 3.6. Severability.

Each provision of this Third Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Third Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

SECTION 3.7. Amendment to Section 901(6).

Section 901(6) of the Indenture is hereby amended to read as follows: to cure any ambiguity or to correct or supplement any provision herein which may be defective or which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, or to make any change necessary to comply with any requirement of the Commission in connection with the Indenture under the Trust Indenture Act, in each case which shall not adversely affect the interests of the Holders of Securities of any series then Outstanding, in any material respect.

SECTION 3.8. Ratification.

The Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects ratified and confirmed. The Indenture and this Third Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Third Supplemental Indenture supersede any conflicting provisions included in the Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, as supplemented by this Third Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this Third Supplemental Indenture.

SECTION 3.9. Headings.

The Section headings in this Third Supplemental Indenture are for convenience only and shall not affect the construction thereof.

SECTION 3.10. Effectiveness.

The provisions of this Third Supplemental Indenture shall become effective as of the date hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

BGC PARTNERS, INC.
an Issuer

By:	/s/ JASON W. HAUF
	Name:	Jason W. Hauf
	Title:	Chief Financial Officer

Signature Page to Third Supplemental Indenture

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ JOCELYN STRONG
Name:	Jocelyn Strong
Title:	Vice President

Signature Page to Third Supplemental Indenture

EXHIBIT A

Form of 8.000% Senior Note due 2028

[Include the following legend on each Note

If a Rule 144A Security:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF BGC PARTNERS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY AFFILIATE THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A NON-U.S. PERSON (WITHIN THE MEANING OF REGULATION S) ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S, OR

(D) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

If a Regulation S Security:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT IS A NON-U.S. PERSON (WITHIN THE MEANING OF REGULATION S) ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S, AND

(2) AGREES FOR THE BENEFIT OF BGC PARTNERS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (1) THE DATE ON WHICH THIS SECURITY WAS FIRST OFFERED AND (2) THE DATE OF ISSUANCE OF THIS SECURITY, EXCEPT:

(A) TO THE COMPANY OR ANY AFFILIATE THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A NON-U.S. PERSON (WITHIN THE MEANING OF REGULATION S) ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S, OR

(D) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE

PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

If a Global Security:

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.]

BGC PARTNERS, INC.

8.000% Senior Note due 2028

[144A][REGULATION S]                                                                                                                                            PRINCIPAL AMOUNT: $[•]

No. [•]

CUSIP: [•]

BGC PARTNERS, INC., a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [•] ($[•]) on May 25, 2028 (the “Maturity Date”) (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon from May 25, 2023 (the “Original Issue Date”) or from the most recent Interest Payment Date to which interest has been paid or duly provided for at the rate of 8.000% per annum, on the twenty-fifth day of May and November (of each year each such date, an “Interest Payment Date”), commencing on November 25, 2023, until the principal hereof is paid or made available for payment.

Payment of Interest. The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date, will, as provided in the Indenture, be paid, in immediately available funds, to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the tenth day of May and November (whether or not a Business Day, as defined in the Indenture referred to herein), as the case may be, next preceding such Interest Payment Date (the “Regular Record Date”). Any such interest not punctually paid or duly provided for (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Place of Payment. Payment of principal, premium, if any, and interest on this Note will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest, premium, if any, and principal on this Note may at the Company’s option be paid in immediately available funds by wire transfer to an account maintained by the payee located in the United States.

Time of Payment. In any case where any Interest Payment Date, the Maturity Date or any date fixed for redemption of the Notes shall not be a Business Day, then (notwithstanding any other provision of the Indenture or this Note), payment of principal, premium, if any, or interest, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, the Maturity Date or the date so fixed for redemption or repayment, as the case may be, and no interest shall accrue in respect of the delay.

General. This Note is one of a duly authorized series of Securities of the Company, issued and to be issued in one or more series under an indenture (the “Base Indenture”), dated as of September 27, 2019, among the Company, Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of which this Note is a part), as supplemented by a Third Supplemental Indenture thereto, dated as of May 25, 2023 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company and Trustee. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered; provided that to the extent of any inconsistency between the terms and provisions in the Indenture and those contained in this Note, the Indenture shall govern. This Note is one of a duly authorized series of Securities designated as “8.000% Senior Notes due 2028” (collectively, the “Notes”), initially limited in aggregate principal amount to THREE HUNDRED FIFTY MILLION DOLLARS ($350,000,000).

Further Issuance. The Company may, from time to time, without notice to, or the consent of, the Holders of the Notes, issue and sell additional Securities (“Additional Securities”) ranking equally and ratably with the Notes in all respects (other than the issue date, and to the extent applicable, issue price, initial date of interest accrual and initial Interest Payment Date of such Additional Securities), provided that such Additional Securities are fungible with the previously issued Notes for U.S. federal income tax purposes. Any such Additional Securities shall be consolidated and form a single series with the Notes for all purposes under the Indenture, including voting.

Events of Default. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

Sinking Fund. The Notes are not subject to any sinking fund.

(a) Optional Redemption. At any time prior to April 25, 2028 (the “Par Call Date”), the Company will be entitled at its option to redeem the Notes, in whole or in part, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (i) 100% of the aggregate principal amount of the Notes to be redeemed or (ii) (a) the sum of the present values of the remaining scheduled payments of principal of the Notes to be redeemed and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points less (b) interest accrued to the Redemption Date, plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

On and after the Par Call Date, the Company will be entitled at its option to redeem the Notes, in whole or in part, at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

Any redemption notice given in respect of a redemption may be subject to the satisfaction of one or more conditions precedent set forth in the notice of redemption.

For purposes of the foregoing:

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

(1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or

(2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, or, if published, no longer contains the yields for nominal Treasury constant maturities, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date as follows:

(1) the Company shall select (a) the United States Treasury security maturing on the Par Call Date, subject to clause (3) below, or (b) if there is no United States Treasury security maturing on the Par Call Date, then the United States Treasury security with the maturity date that is closest to the Par Call Date, subject to clauses (2) and (3) below, as applicable; or

(2) if there is no United States Treasury security described in clause (1), but there are two or more United States Treasury securities with maturity dates equally distant from the Par Call Date, one or more with maturity dates preceding the Par Call Date and one or more with maturity dates following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding and closest to the Par Call Date, subject to clause (3) below; or

(3) if there are two or more United States Treasury securities meeting the criteria of the preceding clauses (1) or (2), the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices of such United States Treasury security (expressed as a percentage of principal amount and rounded to three decimal places) at 11:00 a.m., New York City time.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Interest Rate Adjustments Based on Ratings Events.

(a) The interest rate payable on the Notes will be subject to adjustments from time to time if each of the Rating Agencies downgrades (or subsequently upgrades) the debt rating assigned to the Notes, in the manner described below.

(b) If the rating from each of the Rating Agencies of the Notes is downgraded to a rating set forth in the immediately following table (a “Downgrade Event”), the interest rate on the Notes will increase such that it will equal the interest rate payable on the Notes on the date of the initial issuance of Notes plus the percentage set forth opposite the applicable rating from the table below:

Debt Rating (each Rating Agency)	Percentage
BBB- or higher	—
BB+	0.50%
BB or lower	1.00%

For the avoidance of doubt, any increase in the interest payable on the Notes shall require a decrease in the rating of the Notes by each of the Rating Agencies to the relevant threshold ratings set forth above.

(c) If, subsequent to a Downgrade Event, either of the Rating Agencies upgrades its respective rating of the Notes to any of the threshold ratings set forth above, the interest rate on the Notes will be decreased such that the interest rate for the Notes equals the interest rate payable on the Notes on the date of the initial issuance of the Notes plus the percentage set forth opposite the applicable rating from the table above. For the avoidance of doubt, any decrease in the interest payable on the Notes shall require an upgrade in the rating of the Notes by only one of the Rating Agencies to relevant threshold ratings set forth above.

(d) For so long as (i) only one of the Rating Agencies provides a rating of the Notes or (ii) the Notes are not rated by either of the Rating Agencies, the interest rate on the Notes will increase such that it will equal the interest rate payable on the Notes on the date of the initial issuance of the Notes plus 1.00% per annum.

(e) Any interest rate increase or decrease described above will take effect from the first day of the interest period during which a rating change requires an adjustment in the interest rate. If either Rating Agency changes its rating of the Notes more than once during any particular interest period, the last change by such Rating Agency will control for purposes of any interest rate increase or decrease with respect to the Notes described above relating to such Rating Agency’s action.

(f) The Company will promptly communicate an increase or decrease in the interest rate applicable to the Notes pursuant to Section 2.7 of the Third Supplemental Indenture to the Trustee in the form of an Officer’s Certificate that will include the new interest rate and the effective date of such interest rate increase or decrease. The Trustee shall not be responsible for monitoring the Company’s rating status, making any request upon any Rating Agency, or determining whether any rating event has occurred.

(g) The term “interest,” as used in the Indenture with respect to the Notes, shall be deemed to include any such additional interest applicable pursuant to Section 2.7 of the Third Supplemental Indenture, unless the context otherwise requires.

Offer to Repurchase Upon a Change of Control Triggering Event. If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the Notes as described above under “Optional Redemption,” holders of the Notes will have the right to require the Company to repurchase all or any part (in integral multiples of $2,000 original principal amount and integral multiples of $1,000 in excess thereof) of their Notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the then-outstanding aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to, but not including, the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Company will be required to mail a notice to holders of the Notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures described herein and in such notice. The Company must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions herein, the Company will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions herein by virtue of such conflicts.

Notwithstanding the foregoing, the Company will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by the Company and the third party repurchases all Notes properly tendered and not withdrawn under its offer. In addition, the Company will not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

On the Change of Control Payment Date, the Company will be required, to the extent lawful, to (i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; (ii) deposit with the Trustee, acting as paying agent, an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Events of Default, in each case which provisions shall apply to this Note.

Modification and Waivers; Obligations of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities. Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, on behalf of the Holders of all outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the outstanding Securities of individual series to waive on behalf of all of the Holders of Securities of such individual series certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

Limitation on Suits. As set forth in, and subject to, the provisions of the Indenture, no Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceedings as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on, and any Additional Amounts with respect to, this Note on or after the respective due dates expressed herein.

Authorized Denominations. The Notes are issuable only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Registration of Transfer or Exchange. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the register of the Notes maintained by the Registrar upon surrender of this Note for registration of transfer, at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holders surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Defined Terms. All terms used in this Note, which are defined in the Indenture and are not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

References to Interest. Any reference to interest on, or in respect of, the Notes in the Indenture shall be deemed to include any interest payable to Holders of the Notes pursuant to the terms of that certain Registration Rights Agreement, dated May 25, 2023, among the Company and the several initial purchasers party thereto.

Governing Law. The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles of such State other than New York General Obligations Law Section 5-1401.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: May 25, 2023

BGC PARTNERS, INC.

By:	/s/ Jason W. Hauf
	Name:	Jason W. Hauf
	Title:	Chief Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:

Dated: May 25, 2023

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address,

including postal zip code, of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Note on the books of the Trustee, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee

A-14